UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2022, First Wave BioPharma, Inc. (the “Company” or “First Wave”) announced that it intends to effect a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock (the “Common Stock”) at a ratio of 1 post-split share for every 30 pre-split shares. First Wave’s Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol FWBI and will begin trading on a split-adjusted basis when the market opens on Friday, August 26, 2022, under a new CUSIP number, 33749P200.

At the annual meeting of stockholders held on August 25, 2022, First Wave’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of First Wave’s Common Stock through an amendment (the “Amendment”) to its Certificate of Incorporation, as amended and restated to date (the “Charter”), at a ratio of not less than 1-for-10 and not more than 1-for-40, such ratio to be determined by the Board.

On August 25, 2022, the Company filed the Amendment for the Reverse Stock Split with the Secretary of State of the State of Delaware, and the Reverse Stock Split will become effective in accordance with the terms of the Amendment at 12:01 AM Eastern Time on August 26, 2022 (the “Effective Time”).

At the Effective Time, every thirty shares of First Wave’s issued and outstanding Common Stock will be converted automatically into one issued and outstanding share of Common Stock, with no corresponding reduction in the number of authorized shares of Common Stock, and without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-30 Reverse Stock Split. It is not necessary for stockholders holding shares of the Common Stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Stock Split, although stockholders may do so if they wish.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the closing price of the Common Stock as reported on The Nasdaq Capital Market on August 25, 2022. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 42 million shares to approximately 1.4 million shares. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of First Wave’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Colonial Stock Transfer, at 801-355-5740.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 25, 2022, the Company held an annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were the following proposals: (1) the election of directors, (2) the adoption and approval of an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-ten (1:10) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board without further approval or authorization of the Company’s stockholders, (3) the approval, on an advisory basis, of the exeutive compensation of the Company’s named executive officers, (4) indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, and (5) the approval of the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals

At the Annual Meeting, all five of the foregoing stockholder proposals were approved, based upon an aggregate of 41,590,308 shares of Common Stock, 150 shares of Series D Preferred Stock and 150 shares of Series E Preferred Stock outstanding as of July 15, 2022, which was the record date for the Annual Meeting. The final voting results were as follows:

1.	The election of each of James Sapirstein, Edward J. Borkowski, Charles J. Casamento, Terry Coelho, David Hoffman and Alastair Riddell as directors to hold office for a term of one year, until his or her successor is duly elected and qualified or he or she is otherwise unable to complete his or her term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
James Sapirstein	3,123,370	1,322,525	10,224,308
Edward J. Borkowski	3,131,149	1,314,746	10,224,308
Charles J. Casamento	3,149,717	1,296,178	10,224,308
Terry Coelho	3,146,281	1,299,614	10,224,308
David Hoffman	3,118,818	1,327,077	10,224,308
Alastair Riddell	3,147,928	1,297,967	10,224,308

2.	The proposal to adopt and approve an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board was approved by a majority of the voting power of the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock entitled to vote on the proposal, based upon the following votes:

Votes For	Votes Against	Abstentions
22,716,528,871	7,298,877,910	14,549

3.	The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers was approved by a majority of votes cast, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,518,382	1,706,052	221,461	10,224,308

4.	The proposal to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers was approved by a majority of votes cast, based upon the following votes:

1 Year	2 Years	3 Years	Abstain
3,452,479	93,307	413,074	487,035

5.	The proposal to approve the adjournment of the Annual Meeting to the extent that there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals was approved by a majority of votes cast, based upon the following votes:

Votes For	Votes Against	Abstentions
12,065,061	2,417,662	187,480

The Board has considered the outcome of Proposal 4, the advisory vote on how often the Company will conduct an advisory vote on executive compensation and has determined, as was recommended with respect to this proposal by the Board in the proxy statement for the Annual Meeting, that the Company will conduct future advisory votes on executive compensation every year until the occurrence of the next vote on how often the Company will conduct an advisory vote on executive compensation. The next vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation is required to occur no later than the Company’s 2028 Annual Meeting of Stockholders.

Item 7.01	Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the Reverse Stock Split, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of First Wave BioPharma, Inc., dated August 25, 2022.
99.1	Press Release, dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

August 25, 2022	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer